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                                                                   EXHIBIT 10.31

                               SECOND AMENDMENT TO
                              EMPLOYMENT AGREEMENT

      THIS SECOND AMENDMENT to Employment Agreement (this "Second Amendment") is dated as of April 15, 2005 by and between Team Health, Inc., a Tennessee corporation (the "Company"), H. Lynn Massingale, M.D. (the "Employee") and, for the limited purposes described herein, Team Health Holdings, L.L.C., a Delaware limited liability company ("Holdings"). This Second Amendment amends the Employment Agreement dated as of March 11, 1999, as amended by that First Amendment to Employment Agreement dated as of October 1, 2002, (the "Employment Agreement") between the Company and the Employee. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Employment Agreement.

            WHEREAS, the Employee is currently the Chief Executive Officer of the Company;

            WHEREAS, the Employee and the Company hereby desire to amend the Employment Agreement.

            NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            1. Amendment to Section 6.5; Severance Compensation. Effective from and after the date of this Second Amendment, Section 6.5 of the Employment Agreement is deleted and amended and restated in its entirety as follows:

            6.5   Severance Compensation.

                  (a) If this Agreement is terminated (i) as a result of the
            Company's failure to renew this Agreement as provided in Section 1 above, (ii) by the Company without Cause (as provided in Section 6.4 above), (iii) because of Employee's resignation with Good Reason (as defined below) or (iv) because of Employee's death or disability,
            (a) Employee will receive Employee's base salary and benefits under this Agreement (at the Company's expense) for two years following the date of termination and (b) to the extent EBITDA targets under Exhibit A are met during the Measuring Period in which the termination occurs, Employee will receive a pro rata bonus based on the number of days Employee was employed during the Measuring Period. Notwithstanding anything herein to the contrary, in no event shall Employee be entitled to additional compensation for the economic value of any benefits provided by, or expenses paid by, the Company pursuant to this Agreement, including unused vacation or sick leave.

                  (b) In addition to the compensation described in Section
            6.5(a) above, the parties agree that: (x) in the event Employee resigns his employment for Good Reason pursuant to this Section 6.5, then,

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            (i) no later than thirty (30) days after the date of such
            resignation, Employee may deliver a notice (the "Liquidity Notice") to the Company and to Holdings directing Holdings to exercise its Repurchase Option as to the number of Executive Units designated by Employee, in Employee's sole discretion, in the Liquidity Notice, but not to exceed 50% of all Executive Units (Repurchase Option and Executive Units each being as defined in the Management Unit Purchase Agreement, dated as of March 12, 1999 (the "Management Equity Agreement"), by and between Holdings and the Employee) and Holdings shall repurchase such Executive Units, for cash, within thirty (30) days of such notice from Employee and (ii) no later than thirty (30) days after the second anniversary of the date of such resignation, Employee may deliver a second Liquidity Notice to the Company and to Holdings directing Holdings to exercise its Repurchase Option as to the remaining Executive Units and Holdings shall repurchase such Executive Units, for cash, within thirty (30) days of such notice from Employee; and (y) in the event the Company terminates this Agreement without Cause pursuant to Section 6.4, then, no later than thirty (30) days after the date of such termination, Employee may deliver a Liquidity Notice to the Company and to Holdings directing Holdings to exercise its Repurchase Option as to all Executive Units and Holdings shall repurchase such Executive Units, for cash, within thirty (30) days of such notice from Employee. In conjunction with its obligations under this
            Section 6.5(b), the Company shall maintain a Massingale Reserve Amount (as defined below) to be used in the repurchase of Employee's Executive Units as provided in this Section 6.5(b). Further, the Company shall, subject to applicable withholding taxes, distribute to the Employee his entire Account Balance under the Team Health, Inc. Equity Deferred Compensation Plan as of the date of Employee's termination; provided that Holdings' and the Company's obligations under this Section 6.5(b) are conditioned on Holdings and/or the Company being permitted to do so in compliance with all agreements to which either or both the Company and Holdings are a party to that relate to indebtedness for borrowed money, including without limitation, the Company's senior credit agreement and its senior subordinated note indenture; provided further that if either Holdings or the Company is not permitted to perform any of its obligations stated in this Section 6.5(b) by virtue of any such agreements, Holdings and/or the Company shall perform each of their respective obligations under this Section 6.5(b) to the extent permitted, and shall thereafter perform all obligations (or such portion thereof as permitted), on the first date that such agreements will permit performance, and Holdings and/or the Company shall use their best efforts to be permitted to so perform, including but not limited to, using efforts similar to those used by Holdings and/or the Company in the past (e.g., seeking waivers, if necessary). Notwithstanding the foregoing, at all times until the

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            last to occur of (x) the expiration of any right of Employee to deliver any Liquidity Notice and (y) the Company's full performance of its obligations under any Liquidity Notices theretofore delivered to the Company, the Company will not:

                  (i) declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any equity securities or any of its capital stock or any warrants, rights or options to acquire such equity securities or capital stock, now or hereafter outstanding, return any capital to its stockholders as such, make any distribution of assets, capital stock, warrants, rights, options, obligations or securities to its stockholders as such or permit any of its subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any equity securities or any capital stock of the Company or any warrants, rights or options to acquire such equity securities or capital stock,

                  (ii) enter into or amend any agreement, including without limitation the Company's senior credit agreement (or enter into any restatement or refinancing thereto), or

                  (iii) take any other action or fail to take any other action for the purpose of making it impossible for Holdings or the Company to perform its obligations stated in this Section 6.5(b), to the extent that after doing so, the available reserve for permitted repurchases of equity securities from current or former employees of the Company under the Company's senior credit agreement, would be less than the Massingale Reserve Amount. The "Massingale Reserve Amount" shall be $10,000,000 minus the amount of cash paid from time to time after the date hereof to Employee himself in respect of his equity securities of the Company, (whether as a result of dividends, redemptions, this Section 6.5(b), or otherwise). If at any time the fair market value of Employee's Executive Units exceeds the Massingale Reserve Amount, at the request of Employee, the Company will discuss and consider raising the Massingale Reserve Amount accordingly; provided that the Company shall be under no obligation to do so. The purchase price for the Executive Units shall be determined in accordance with the provisions of the Management Equity Agreement. If Employee delivers a Liquidity Notice as provided in this Section 6.5(b), to the extent that the terms of this Second Amendment are inconsistent with the terms of the Management Equity Agreement, this Second Amendment shall control. Employee's rights under this Section 6.5(b) shall terminate immediately prior to any IPO (as defined in the Management

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'
            Equity Agreement).

            (c) For purposes of this Section 6.5, "Good Reason" shall be defined to mean (i) the assignment to Employee of duties that represent a Substantial Adverse Alteration in the nature or status of his responsibilities, (ii) the hiring of any person to act as a Chief Operating Officer and/or President of the Company without Employee's consent or the creation or alteration of the reporting relationship of the Chief Operating Officer and/or President of the Company without Employee's consent, (iii) any reduction in his annual base salary or his bonus computation formula, (iv) the required relocation to a place of business more than 50 miles away from Employee's current place of business, (v) any material breach by the Company of this Agreement or any other agreement with, or obligation to or for the benefit of, Employee, including but not limited to any stock option or benefit plan, or a breach of the Team Health Holdings, L.L.C. Securityholders Agreement or the Team Health, Inc. Stockholders Agreement, (vi) a "Sale of the Company" occurs, or
            (vii) the failure of Company to obtain the assumption in writing of its obligations to perform this Agreement by any successor to all or substantially all of the assets of Company within fifteen (15) days after a merger, consolidation, sale or similar transaction.

            (d) For purposes of Section 6.5(c)(i) above, a "Substantial Adverse Alteration" of Employee's status or responsibilities shall include, but not be limited to, (a) any change in Employee's authority whereby Employee does not report directly to the Board of Directors of the Company or (b) if any other employee or person is given authority by the Board of Directors whereby such person is senior to or otherwise entitled to exercise authority over Employee, or Employee reports to such person, or (c) in the event the Company causes Employee to cease to be a director, President or Chief Executive Officer of the Company without Employee's consent.

            (e) For purposes of Section 6.5(c)(vi) above, a "Sale of the Company" means (A) the sale of the Company or Holdings to an independent third party or group of independent third parties pursuant to which such party or parties acquire (i) equity securities of the Company or Holdings possessing the voting power under normal circumstances to elect a majority of the Company's Board of Directors or Holdings' Board of Managers (whether by merger, consolidation, sale or transfer of the Company's or Holdings' equity securities) or (ii) more than 50% of the Company's or Holdings' assets determined on a consolidated basis, or (B) at any time prior to the Company's or Holdings' initial public offering, Employee and other individuals designated by Cornerstone Equity Investors IV, L.P., Madison Dearborn Capital Partners II, L.P., Healthcare

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            Equity Partners, L.P. and Healthcare Equity Q.P. Partners, L.P.
            cease for any reason to collectively constitute at least a majority of the Board of Directors of the Company and the Board of Managers of Holdings.

            (f) Notwithstanding the above, Company shall notify Employee not less than 90 days prior to any proposed Sale of the Company event. Employee shall then notify Company on or before the Sale of the Company if Employee wishes to terminate this Agreement. Failure of Employee to so notify Company shall operate as a waiver of Employee's right to terminate this Agreement based upon that respective Sale of the Company event. If Company fails to give the required notice to Employee prior to the Sale of the Company event, Employee shall have 90 days after the Sale of the Company event in which to terminate this Agreement for Good Reason.

            (g) The parties further agree that Employee's severance compensation under this Section 6.5 shall be reduced by the amount of insurance proceeds received by Employee from any insurance policy purchased by Company pursuant to Section 9 below or purchased by Company to specifically insure the severance compensation obligation under this
            Section 6.5.

            2. Death. If Employee dies before the date on which all amounts owing to the Employee hereunder are paid in full, the Company and Holdings, as the case may be, shall pay to the Trustees of The H. Lynn Massingale Trust dated June 16, 2000 (or such other recipient as designated from time to time by Employee in writing) such remaining amounts when and as such amounts were otherwise payable to Employee.

            3. Representations and Warranties. Each party represents and warrants to the other party that this Second Amendment has been duly authorized, executed and delivered by such party and constitutes the valid and binding obligation of such party, enforceable in accordance with its terms. Without limiting the generality of the foregoing, the Company and Holdings represent and warrant that this Second Amendment has been duly authorized by their respective Compensation Committees and will be duly ratified by their board of directors or board of managers, as the case may be.

            4. Effect of Termination. Any termination of the Employee's employment with the Company shall automatically be deemed to be a simultaneous resignation of all other positions and titles the Employee holds with the Company, Holdings or any of their affiliates, whether as an officer, director, fiduciary, administrator or otherwise.

            5. Continuing Effect. Except as expressly amended or modified hereby, the Employment Agreement and the Management Equity Agreement will and do remain in full force and effect in accordance with their respective terms.

            6. Counterparts. This Second Amendment may be executed in two or more

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counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                    * * * * *

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            IN WITNESS WHEREOF, the parties hereto have executed this Second
Amendment to Employment Agreement on the day and year first above written.

                                            TEAM HEALTH, INC.

                                            By: _______________________________
                                            Its: ______________________________

                                            ___________________________________
                                            H. LYNN MASSINGALE, M.D.

FOR PURPOSES OF SECTIONS 1, 2, 3 AND 5 ABOVE:

TEAM HEALTH HOLDINGS, L.L.C.

By: _______________________________
Its: ______________________________